NEOS ETF Trust 485BPOS

 Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of NEOS Bitcoin High Income ETF, a series of NEOS ETF Trust, under the heading “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly Owned Subsidiary” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 4, 2024

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board